Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Porfavor, Inc., for the Quarterly ended March 31, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Quarterly Report on Form 10-Q of Porfavor, Inc., for the Quarterly ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Quarterly Report on Form 10-Q for the Quarterly ended March 31, 2009, fairly presents in all material respects, the financial condition and results of operations of International Industrial Enterprises.

By: /s/ Boyd V. Applegate
Name: Boyd V. Applegate
Title: CEO, President, Director
Date: August 17, 2009
By: /s/ Christine M. Applegate
Name: Christine M. Applegate
Title: CFO, Controller, Treasurer, Secretary, Director
Date: August 17, 2009